UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2011
CLAIRE’S STORES, INC.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

333-148108	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)
2400 West Central Road, Hoffman Estates, Illinois 60192
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 765-1100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Kenneth Wilson, the President of Claire’s Europe, has informed the Company of his decision to resign his position effective the end of November 2011 to pursue another opportunity. We intend to fill this position through an external recruitment process.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.
Date: July 11, 2011	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer